UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

Commission File Number: 000-1289223

NEWPORT GOLD , INC.

(Exact name of registrant as specified in its chapter)

Nevada

000-00000

---------------------------------------------------------------------------------------------------

       (State or other

(IRS Employer

jurisdiction of incorporation)

Identification No.)

220 – 1495 Ridgeview Drive, Reno, Nevada 89509

(Address of principal executive offices) (Zip Code)

905-542-4990

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below0:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

This document includes “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statement regarding industry prospects, the consummation of the transactions described in this document and the Company’s expectations regarding the future performance of its businesses and its financial position are forward-looking statements.  The forward-looking statements are subject to numerous risks and uncertainties.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On October 30, 2006 the registrant had 11,375,000 outstanding shares.  The registrant has issued 700,000 common shares in an offshore transaction at $0.10 per share to three non-U.S. citizens under the Regulation S exemption.  These shares cannot be sold to a U.S. person or through a U.S. stock exchange for a period of one year and only once a full registration statement is and cleared by the Securities Exchange Commission.  The purchasers are all at arms length with respect to any one related to the Company under the definition of affiliates.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1

Treasury Order

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

Newport Gold, Inc.

By:

Derek Bartlett

------------------------------------

Derek Bartlett, President

Date:  October 31, 2006

EXHIBIT 99.1

HERITAGE TRUST COMPANY 1320-4 KING STREET W. TORONTO, ON M5H 1B6

Treasury Order Newport Gold Inc.

SCHEDULE A

Martin Baerschmidt

200,000

common shares

Villa 3, Yass, Box 48748

Dubai, U.A.E.

Michael Graham

400,000

common shares

150-9th Ave. S.W.

Calgary, Alberta

Canada T2P 3H9

Lana Slezic

100,000

common shares

Apt. 302 Al Murouz Blvd.

Rotana Hotel Complex

Defense Round About

Dubai, U.A.E.

Derek Bartlett

President